EXHIBIT 11
December 26, 2000

Warburg, Pincus Fixed Income Fund
466 Lexington Avenue
16th Floor
New York, New York 10017-3147

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Fixed Income Fund, a Massachusetts business trust (the "Acquiring Fund"), in connection with the proposed acquisition by the Acquiring Fund, of all of the assets and liabilities of the DLJ Fixed Income Fund (the "Acquired Fund"), a series of DLJ Opportunity Funds, a Delaware business trust ("Opportunity Funds"), in exchange for voting shares of the common stock of the Acquiring Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization among Opportunity Funds, for and on behalf of the Acquired Fund, the Acquiring Fund, and Credit Suisse Asset Management, LLC (the "Plan").

We have examined the Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Acquiring Fund's Articles of Incorporation and Bylaws, each as amended, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the Acquired Fund, enforceable against the Acquired Fund in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including The Commonwealth of Massachusetts) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

Based upon the foregoing, we are of the opinion that:

      (a) The Acquiring Fund is a duly organized, validly existing business trust under the laws of The Commonwealth of Massachusetts; and

      (b) The Shares of the Acquiring Fund to be issued as contemplated in the Plan have been duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Shares of the Acquiring Fund under the laws of The Commonwealth of Massachusetts. We note, however, that holders of shares of beneficial interest in Massachusetts business trust may, under certain circumstances, be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for such purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Acquiring Fund, is solely for the benefit of the Acquiring Fund and its Directors and its officers in connection with the above-described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,

/s/ Willkie Farr & Gallagher